                                                        Exhibit 99.B(h)gsssacomp

            WADDELL & REED ADVISORS GOVERNMENT SECURITIES FUND, INC.

                                    EXHIBIT B
                                  COMPENSATION

Class A Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $.75 for each check drawn on the checking account of the Company maintained for its shareholders presented to the Agent for review during the immediately preceding month.

Class B Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month..

Class C Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class Y Shares

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.


Effective September 1, 2000

                                                          Exhibit 99.B(h)gssafid

                                                        EXHIBIT C
                                                                                        Bond or
Name of Bond                                                                            Policy No.        Insurer
Investment Company                                                                      87015100B         ICI
Blanket Bond Form                                                                                         Mutual
                                                                                                          Insurance
                                                                                                          Company
     Fidelity                                                        $23,500,000
     Audit Expense                                                        50,000
     On Premises                                                      23,500,000
     In Transit                                                       23,500,000
     Forgery or Alteration                                            23,500,000
     Securities                                                       23,500,000
     Counterfeit Currency                                             23,500,000
     Uncollectible Items of
         Deposit                                                          25,000
     Phone-Initiated Transactions                                     23,500,000

Directors and Officers/                                                                 87015100D         ICI
Errors and Omissions Liability                                                                            Mutual
Insurance Form                                                                                            Insurance
     Total Limit                                                     $15,000,000                          Company

Blanket Lost Instrument Bond (Mail Loss)                            30S100639551        Travelers


Blanket Undertaking Lost Instrument
     Waiver of Probate                                                                  42SUN339806       Hartford
                                                                                                          Casualty
                                                                                                          Insurance

                                                            EX-99.B(h)gsasaamend

                                  AMENDMENT TO
                          ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT, made as of the 1st day of September, 2000, by and between Waddell & Reed Advisors Government Securities Fund, Inc. (the "Fund"), a Maryland Corporation and Waddell & Reed Services Company ("Agent"), a Missouri Corporation, to amend the Accounting Services Agreement dated October 1, 1990 ("Agreement") by and between the Fund and Agent,

                                   WITNESSETH:

WHEREAS, the Fund and the Agent agree to amend and restate Section C COMPENSATION OF THE AGENT to read as follows:

C.       COMPENSATION OF THE AGENT

         The Fund agrees to pay to the Agent for its services under this Agreement, an amount payable on the first day of the month as shown in the following table pertinent to the average daily net assets of the Fund during the prior month:

         FUND'S AVERAGE DAILY                                 MONTHLY FEE
         NET ASSETS FOR THE MONTH (Millions)                  -----------
         ------------------------

         $0 to $10                                            None
         $10 to $25                                           $917
         $25 to $50                                           $1,833
         $50 to $100                                          $2,750
         $100 to$200                                          $3,666
         $200 to $350                                         $4,583
         $350 to $550                                         $5,500
         $550 to $750                                         $6,417
         $750 to $1,000                                       $7,792
         $1,000 and over                                      $9,167

In addition, for each class of shares in excess of one, the Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.

                           WADDELL & REED ADVISORS
                           GOVERNMENT SECURITIES FUND, INC.


                           By: /s/ Kristen A. Richards
                           ---------------------------------
                           Kristen A. Richards, Vice President

ATTEST:


By: /s/ Daniel C. Schulte
--------------------------------
Daniel C. Schulte, Assistant Secretary


                           WADDELL & REED SERVICES COMPANY


                           By: /s/ Michael D. Strohm
                           -----------------------------------
                           Michael D. Strohm, President


ATTEST:



By: /s/ Daniel C. Schulte
----------------------------------
Daniel C. Schulte, Secretary